Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
Nova Oil, Inc.

We hereby consent to the incorporation by reference in this Posteffective Amendment No. 2 to Form SB-2 registration statement of our report dated March 16, 2005 included in Nova Oil, Inc.'s Form 10-KSB for the year ended December 31, 2004 and to all references to our Firm included in this registration statement.


/s/DECORIA, MAICHEL & TEAGUE, P.S.
DeCoria, Maichel & Teague, P.S.
Spokane, Washington
April 15, 2005